      As filed with the Securities and Exchange Commission on June 27, 2000
                                                       Registration No. 33-26980

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ------------

                              WYMAN-GORDON COMPANY
             (Exact name of registrant as specified in its charter)

                                  ------------

   MASSACHUSETTS                                          04-1992780
(State or other jurisdiction                            (IRS Employer
of incorporation or organization)                      Identification No.)

244 Worcester Street, Box 8001
Grafton, Massachusetts                                   01536-8001
(Address of Principal                                    (Zip Code)
Executive Offices)

                                  ------------

                  Wyman-Gordon Company Savings/Investment Plan
                              (Full title of plans)

                                  ------------

                              Wyman-Gordon Company
                          c/o Precision Castparts Corp.
                        4650 SW Macadam Avenue, Suite 440
                               Portland, OR 97201
                          Attention: William D. Larsson
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 417-4800

                                    Copy to:

                                  Ruth A. Beyer
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                             Portland, OR 97207-1268


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                         DEREGISTRATION OF COMMON STOCK

     On February 8, 1988, Wyman-Gordon Company (the "Company") filed a Registration Statement on Form S-8, Registration No. 33-26980 (the "Registration Statement"), for the sale of 1,016,949 shares of Common Stock, par value $1.00 (the "Common Stock") of the Company under the Wyman-Gordon Company Savings/Investment Plan (the "Plan"). On January 12, 2000, Precision Castparts Corp. ("PCC") concluded the purchase of 100% of the outstanding shares of Common Stock (the "Shares") of the Company pursuant to an Agreement and Plan of Merger (the "Agreement"), dated May 17, 1999, by and among PCC, WGC Acquisition Corp. and the Company. The Plan has been amended to eliminate the stock investment feature. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all unsold shares of the Common Stock formerly issuable under the Plan.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on June 27, 2000.

                                        WYMAN-GORDON COMPANY


                                        By: /s/ William D. Larsson
                                           -------------------------------------
                                        Name: William D. Larsson
                                        Title: Vice President and Chief
                                               Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on June 27, 2000.


        SIGNATURE                                     TITLE


/s/ Mark Donegan                              President
--------------------------------              (Principal Executive Officer)
Mark Donegan

/s/ William D. Larsson                        Vice President and Chief Financial
--------------------------------              Officer (Principal Financial and
William D. Larsson                            Accounting Officer)